EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated January 17, 2017, with respect to the financial statement of Nuveen Unit Investment Trust, Series 180, comprising Nuveen Large Cap Dividend Portfolio, 1Q 2017, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-215087) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ KPMG LLP

KPMG LLP

Chicago, Illinois

January 17, 2017